Exhibit 99.1

Contacts:
Investor Relations: David Banks, (303) 967-8057, david.banks@firstdata.com
Media Relations: Nancy Etheredge, (402)-222-6214, nancy.etheredge@firstdata.com

FIRST DATA REPORTS FIRST QUARTER RESULTS

Global Payments Reports Third Quarter Earnings

DENVER, April 14, 2005 - First Data Corp. (NYSE: FDC) today reported first quarter operating results of $0.47 per share.  Revenue grew 10% to $2.5 billion and operating margin improved to 21%.  Cash flow from operating activities was $523 million.

During the quarter, 25.6 million shares were repurchased for $1.0 billion at an average price of $40.66, leaving an authorized $1.9 billion in the company’s buy-back program.

“We are excited about achieving these strong first quarter operating results,” said Charlie Fote, chairman and chief executive officer.  “First Data’s success comes from executing on the strategy of providing the most relevant, cost-efficient integrated payments solutions to our customers.  Our worldwide distribution network, extensive product offerings and improved merchant sales productivity— especially within the regional base—, drove the strong performance.  We will continue investing in businesses and products that deliver the highest growth and meet the changing demands of the payments marketplace.”

Fote continued, “Concord has been part of First Data for five quarters now, and we are very pleased with the strategic fit and the financial performance of this acquisition.  In the first quarter, integration expenses impacted EPS by $0.03, right in-line with our expectations.”

Fote noted that the momentum created will continue to build.  “I remain confident in our ability to deliver full-year EPS within our stated range.”

Conference Call and Webcast

Charlie Fote, chairman and chief executive officer; Kim Patmore, executive vice president and chief financial officer; and David Banks, senior vice president of Investor Relations will host a conference call today at 8:00 a.m. EDT to discuss the company’s first quarter results.  The conference call can be accessed by calling 888-831-9087 in the U.S. or 1-415-228-5043 internationally and passcode: FDC.  A broadcast of the call will be available on the company’s Web site at www.firstdata.com.  Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.  The call will be open to the public.

A replay of the conference call and the webcast will be available one hour after the call concludes through 5:00 p.m. EDT April 21, 2005.  The replay of the call is available at 866-420-4827 in the U.S. or 1-203-369-0789 internationally (no passcode required), and a replay of the webcast is available at www.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

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About First Data:

First Data Corp. (NYSE: FDC), with global headquarters in Denver, helps power the global economy. As a leader in electronic commerce and payment services, First Data serves approximately 4.1 million merchant locations, 1,400 card issuers and millions of consumers, making it easy, fast and secure for people and businesses around the world to buy goods and services using virtually any form of payment. With 32,000 employees worldwide, the company provides credit, debit, private-label, smart and stored-value card issuing and merchant transaction processing services; Internet commerce solutions; money transfer services; money orders; and check guarantee and verification services. The STAR® Network offers PIN-secured debit acceptance at 1.6 million ATM and retail locations. First Data also offers a variety of payment services to businesses around the world including those in the United Kingdom, Australia, Canada, Japan, Mexico, Spain, Panama, Brazil, China, the Netherlands, Greece, the Middle East and Germany.  Its Western Union and Orlandi Valuta money transfer networks include approximately 225,000 agent locations in more than 200 countries and territories. Visit www.firstdata.com for more information.

Notice to Investors, Prospective Investors and the Investment Community

Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding First Data Corporation’s business which are not historical facts, including the revenue and earnings projections, are “forward-looking statements.” All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected.  Important factors upon which the Company’s forward-looking statements are premised include: (a) no unanticipated developments that delay or negatively impact the integration of Concord EFS, Inc. according to the Company’s integration plans, including its plans to integrate IT systems, eliminate duplicative overhead and costs, and retain customers and critical employees;  (b) continued growth at rates approximating recent levels for card-based payment transactions, consumer money transfer transactions and other product markets; (c) successful conversions under service contracts with major clients; (d) renewal of material contracts in the Company’s business units consistent with past experience; (e) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies; (f) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (g) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (h) absence of further consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (i) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost management initiatives; (j) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (k) anticipation of and response to technological changes, particularly with respect to e-commerce; (l) attracting and retaining qualified key employees; (m) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (n) continuation of the existing interest rate environment so as to avoid increases in agent fees related to Payment Services’ products and increases in interest on the Company’s borrowings; (o) absence of significant changes in foreign exchange spreads on retail money transfer transactions, particularly in high-volume corridors, without a corresponding increase in volume or consumer fees; (p) continued political stability in countries in which Western Union has material operations; (q) implementation of Western Union agent agreements with governmental entities according to schedule and no interruption of relations with countries in which Western Union has or is implementing material agent agreements; (r) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (s) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (t) no material breach of security of any of our systems; and (u) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection.

FDC-1

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended March 31,
	2005	2004	Change
Revenues:
Transaction and processing service fees:
Payment Services	$976.5	$853.1	14%
Merchant Services	682.7	574.9	19%
Check verification and guarantee services	94.0	97.8	-4%
Card Issuing Services	409.8	379.0	8%
All other	32.2	39.2	-18%
Investment income, net	(12.6)	49.9	NM
Professional services	21.8	22.6	-4%
Software licensing and maintenance	13.1	15.7	-17%
Product sales and other	102.2	76.2	34%
Reimbursable postage and other	160.2	150.0	7%
	2,479.9	2,258.4	10%

Expenses:
Cost of services	1,351.6	1,183.4	14%
Cost of products sold	59.6	46.9	27%
Selling, general and administrative	390.5	356.8	9%
Reimbursable postage and other	160.2	150.0	7%
Other operating expenses:
Restructuring, net	—	32.2	NM
Impairments	(1.0)	5.7	NM
Litigation and regulatory settlements	0.1	—	NM
Other	—	25.0	NM
	1,961.0	1,800.0	9%

Operating profit	518.9	458.4	13%

Other income (expense):
Interest income	4.9	5.4	-9%
Interest expense	(48.1)	(31.1)	55%
Investment gains and (losses)	22.8	(1.8)	NM
Divestitures, net	6.3	265.1	NM
	(14.1)	237.6	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	504.8	696.0	-27%

Income taxes	143.4	218.6	-34%

Minority interest	(30.7)	(28.3)	8%
Equity earnings in affiliates	43.8	30.8	42%

Income from continuing operations	374.5	479.9	-22%

Income from discontinued operations, net of taxes of $0 and $2.7, respectively (a)	—	3.6	NM

Net income	$374.5	$483.5	-23%

Earnings per share from continuing operations:
Basic	$0.47	$0.61	-23%
Diluted	$0.47	$0.61	-23%

Earnings per share:
Basic	$0.47	$0.62	-24%
Diluted	$0.47	$0.61	-23%

Weighted-average shares outstanding:
Basic	793.6	780.8	2%
Diluted	803.9	792.7	1%

Shares outstanding at end of period	778.6	872.5	-11%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended March 31,
	2005	2004	Change
Revenues:
Payment Services	$1,023.5	$958.2	7%
Merchant Services	935.0	744.1	26%
Card Issuing Services	603.2	558.0	8%
Subtotal segment revenues	2,561.7	2,260.3	13%
All Other and Corporate	61.7	64.6	-4%
	2,623.4	2,324.9	13%

Adjustments for items included in segment and All Other and Corporate revenues: (b)
Equity earnings in affiliates (c)	(52.7)	(38.7)	36%
Interest income	(4.9)	(5.4)	-9%
Divested business (d)	—	58.1	NM
Eliminations (e)	(85.9)	(80.5)	NM
Consolidated revenue	$2,479.9	$2,258.4	10%

Operating profit: (f)

Payment Services	$314.3	$328.6	-4%
Merchant Services	185.2	153.8	20%
Card Issuing Services	108.8	97.9	11%
Subtotal segment operating profit	608.3	580.3	5%
All Other and Corporate	(15.7)	(18.1)	13%
	592.6	562.2	5%

Adjustments for items included in segment and All Other and Corporate operating profit: (b)
Equity earnings in affiliates	(43.8)	(30.8)	42%
Divested business (d)	—	11.2	NM
Minority interest from segment operations (g)	30.7	34.4	-11%
Eliminations (e)	(56.6)	(50.3)	NM
Interest expense	(48.1)	(31.1)	55%
Items excluded from segment operations (h)	30.0	200.4	NM
Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$504.8	$696.0	-27%

Depreciation & Amortization:

Payment Services	$28.9	$24.8	17%
Merchant Services	94.2	70.2	34%
Card Issuing Services	65.5	57.8	13%
All Other and Corporate	6.8	7.1	-4%
Divested business	—	2.7	NM
Consolidated depreciation & amortization	$195.4	$162.6	20%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

(a)          Discontinued operations consist of NYCE.

(b)         Reconciles the total segment and All Other and Corporate revenue to consolidated revenue or total segment and All Other and Corporate operating profit to income before income taxes, minority interest, equity earnings in affiliates and discontinued operations as reported on the Consolidated Statements of Income.

(c)          Excludes equity losses that were recorded in expense of $0.6 million and $0.4 million for the three months ended March 31, 2005 and 2004, respectively, and the amortization related to the excess of the investment balance over the Company’s proportionate share of the investee’s net book value for 2005 and 2004.

(d)         The Company sold its 67%  owned subsidiary, Global Cash Access, (“GCA”) in March 2004. Revenue and operating profit associated with GCA are excluded from segment results.

(e)          Represents elimination of adjustment to record Payment Services segment revenues and operating profit on a pretax equivalent basis and elimination of intersegment revenue.

(f)            Segment and All Other and Corporate operating profit includes interest income, minority interest from segment operations, equity earnings in affiliates net of related amortization expense and the allocation of corporate overhead.  Segment and All Other and Corporate operating profit excludes items discussed in note (h) below and interest expense.

(g)         Minority interest from segment operations excludes minority interest attributable to items excluded from segment operations discussed in note (h) below.

(h)         Items, other than interest expense, excluded from segment operations consist of the following:

(in millions)	Three months ended March 31, 2005

Restructuring, net	—

Impairments	$1.0	A gain was recorded for the three months due to the subsequent sale of assets previously impaired.

Litigation and regulatory settlements	(0.1)

Charges recorded during the three months relate to a regulatory settlement of $1.5 million in the Payment Services segment offset by the reversal of an unutilized reserve established in 2000 for the settlement of a lawsuit also in the Payment Services segment.

Investment gains and (losses)	22.8	A gain of $21.4 million on the sale of Checkfree Corporation common stock was recorded for the three months as well as the sale of other strategic investments.

Divestitures, net	6.3	A gain on the sale of a small business was recorded and certain excess divestiture accruals were reversed during the three months due to the expiration of certain contingencies.
	30.0
Minority interest	—
	$30.0

(in millions)	Three months ended March 31, 2004

Restructuring, net	$(32.2)	Restructuring charges of $32.3 million were recorded in the three months, offset with reversals of excess restructuring accruals of $0.1 million.

Impairments	(5.7)	Impairment charges were recorded for the three months related to software and goodwill as a result of the eONE Global business restructuring.

Investment gains and (losses)	(1.8)	Net investment losses were recorded in the three months related to e-commerce businesses and strategic investments.

Divestitures, net	265.1	Divestitures related to the gain on the sale of GCA and the release of $1.3 million divestiture accruals related to the expiration of certain contingencies.

Other	(25.0)	Other related to adjustments for Telecheck accounting entries that originated primarily during 2002 and 2003.
	200.4
Minority interest	6.1
	$206.5

NM = Not meaningful.

FIRST DATA CORPORATION

FINANCIAL TRANSACTION PROCESSING

KEY INDICATORS

(Unaudited)

(in millions)

	2005	2004	Change
At March 31,
Card accounts on file
Domestic cards	409.3	365.4	12%
International cards	31.4	32.9	-5%
Total	440.7	398.3	11%

For the Three-Months Ended March 31

Payment Services transactions:

Consumer-to-consumer money transfer (a)	25.344	21.566	18%

Consumer-to-business (b)	39.591	36.513	8%

North America merchant transactions (c)	5,275.7	3,825.8	38%

North America issuer transactions (d)	1,839.5	1,164.3	58%

(a)          Consumer-to-consumer money transfer transactions include North America and international consumer money transfer services.

(b)         Consumer-to-business transactions include Quick Collect, EasyPay, PhonePay, Paymap’s Just-in-Time and Equity Accelerator services, and E Commerce Group’s Speedpay transactions directly processed by E Commerce Group.

(c)          North America merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions (“EBT”), and processed-only or gateway customer transactions at the point of sale (“POS”).  North America merchant transactions also include acquired ATM transactions, gateway transactions at ATMs, and STAR PIN-debit POS transactions received from other acquirers.

(d)         North America issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS, and ATM and PIN-debit POS gateway transactions.

FIRST DATA CORPORATION

SUPPLEMENTAL METRICS

(Unaudited)

2005
At March 31,
Card accounts on file (in millions):
Bankcard	112
Retail	237
Debit	92
Total	441

For the Three-Months Ended March 31

Money transfer and bill payment:
Revenue growth	13%
Operating profit growth	15%

Money transfer:
U.S. consumer-to-consumer same-store sales transaction growth (a)	12%
International transaction growth	23%
International revenue growth	19%
Mexico transaction growth	17%
Mexico revenue growth	15%

North America merchant transactions:
PIN debit POS and network transaction growth	77%

Consolidated financial metrics (in millions):
Capital expenditures	$106
Dividends	$16

(a)  Includes U.S. outbound